NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Warrant No. W-4	Warrant to Purchase 750,000 Shares of Common Stock
Dated: November 1, 2013

WARRANT TO PURCHASE COMMON STOCK

Of

Synthesis Energy Systems, Inc.

FOR VALUE RECEIVED, Market Development Consulting Group, Inc. (the “Holder”) is entitled, upon the terms and subject to the conditions set forth below, to purchase from Synthesis Energy Systems, Inc., a Delaware corporation (the “Company”), 750,000 shares (“Warrant Shares”) of the common stock, $0.01 par value per share, of the Company (“Common Stock”), upon surrender of this Warrant, at the principal office of the Company referred to below, with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefore in lawful money of the United States at the exercise price of $0.70 per share (the “Exercise Price”). This Warrant is being issued as of November 1, 2013 (the “Warrant Issue Date”).

1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m., Central Time, on the tenth anniversary of the Warrant Issue Date, and shall be void thereafter (the “Term”).

2. Exercise of Warrant.

(a) Method of Exercise. During the Term, The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time or from time to time after November 1, 2014, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the Holder, at the principal office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon either payment in cash, certified check or wire transfer of funds of the Exercise Price or by an exchange of shares of Common Stock as described in the following paragraph.

In lieu of a cash payment, the Holder may elect to exchange all or some of this Warrant for shares of Common Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant for shares, the Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Holder’s election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

X= Y(A-B)
A

Where X = the number of shares of Common Stock to be issued to the Holder.

Y = the number of shares of Common Stock purchasable under the amount of the Warrant being exchanged (as adjusted to the date of such calculation),

A = the closing price of the Common Stock on the day immediately preceding the date of exercise of the Warrant on the consolidated reporting system of the securities exchange on which the Common Stock is then listed.

B = Exercise Price.

Notwithstanding anything to the contrary in this Section 2(a), in the event of a Change in Control of Company (as defined in Section 11 of the Management Consulting Agreement between the Holder and the Company dated November 1, 2013, as the same may be amended or restated from time to time), this Warrant shall be exercisable immediately in whole or in part.

(b) Issuance of Shares. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within three (3) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the Warrant Shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at the request of the Holder and at Company expense, will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

3. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled (after aggregating all shares that are being issued upon such exercise), the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

6. Restrictions on Transferability of Securities.

(a) Restrictions on Transferability. This Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 6.

(b) Restrictive Legends. Each certificate representing the Securities and any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 6(c)) be stamped or imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

Each holder of Securities and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer established in this Section 6.

(c) Notice of Proposed Transfers. The Securities may be sold or transferred (i) as permitted pursuant to Section 6(d) hereof, and (ii) otherwise, with the prior written consent of the Company, such consent not to be unreasonably withheld or delayed. Each holder of a warrant or stock certificate, as the case may be, representing the Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Warrant. Such holder agrees not to make any disposition of all or any portion of the Securities unless and until (X) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

(d) Exempt Transfers. Notwithstanding the foregoing Section 6(c), no such registration statement or opinion of counsel shall be necessary for a transfer by a holder of a warrant or stock certificate, as the case may be, representing Securities in compliance with Rule 144(k) (or any successor provision) of the Securities Act so long as the Company is furnished with satisfactory evidence of compliance with such rule.

7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of capital stock issuable upon exercise of this Warrant. The Company further covenants that all Warrant Shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein will be duly and validly authorized and issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Warrant Shares upon the exercise of this Warrant.

8. Adjustments. If the Company at any time while this Warrant remains outstanding and unexpired shall (i) split, subdivide, combine or recapitalize the issued and outstanding Common Stock into a different number of shares of the same class, (ii) increase the number of shares of Common Stock outstanding without receiving compensation therefore in money, services or property, or (iii) by reclassification or recapitalization of securities or otherwise, change the Common Stock into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Warrant Shares immediately prior to the happening of such event.

In addition, in the event of a Corporate Event (defined below), the Holder shall be entitled to receive, in lieu of the Warrant Shares, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Warrant Shares which the Holder would have received had he exercised the Warrant immediately prior to such Corporate Event. A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof).

9. Registration Rights. For so long as any Warrant Shares remain outstanding and remain subject to resale restrictions, if the Company files any registration statement for the issuance, sale and/or resale of any shares of its Common Stock, then the Company shall be obligated to include in such registration statement the resale of all Warrant Shares; subject to the following conditions and restrictions: (i) if such rights are exercised by the Holder in connection with an underwritten offering of shares of capital stock of the Company, then the Company shall not be required to include any Warrant Shares in such underwritten offering unless the Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of Company’s capital stock offering; (ii) for the avoidance of doubt, in no event shall the Company be required to file a post-effective amendment to any registration statement currently in effect as of the Warrant Issue Date in order to accommodate the Holder’s rights granted pursuant to this Section 9; and (iii) the rights of the Holder described in this Section 9 shall not apply with respect to any Warrant Shares which the Holder may sell pursuant to Rule 144(k) or which Consultant otherwise may sell in compliance with the Securities Act of 1933, as amended, and applicable state securities laws without volume, manner of sale or other limitations or restrictions.

10. Amendments and Waivers. This Warrant may not be amended except with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 10 shall be binding upon each future holder of this Warrant. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

12. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery or overnight courier, then such notice shall be deemed given upon receipt of confirmation of such delivery, and (ii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) five days after such notice is deposited in first class mail, postage prepaid. All notices shall be addressed as follows: if to the Holder, c/o Fredrick G. Lautz Esq. Quarles & Brady, 411 East Wisconsin Avenue Suite 2040, Milwaukee, Wisconsin 53202, and if to the Company, at Three Riverway, Suite 300, Houston, Texas 77056 or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other.

13. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

14. Successors. All the covenants and provisions hereof by or for the benefit of the Holder shall bind and inure to the benefit of its respective successors and assigns hereunder.

15. Saturdays, Sundays and Holidays. If the last or appointed day for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or legal holiday, then (notwithstanding anything herein to the contrary) such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

16. Counterparts. This Warrant may be executed through the use of separate signature pages or in any number of counterparts (including by facsimile or Portable Document Format (pdf) transmission), and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, Synthesis Energy Systems, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

SYNTHESIS ENERGY SYSTEMS, INC.
By: /s/ Charles Costenbader Name: Charles Costenbader Title: Chief Financial Officer
Acknowledged and Agreed: Market Development Consulting Group, Inc. By: /s/ David E. Castaneda Name: David E. Castaneda Title: President

Exhibit A

NOTICE OF EXERCISE

To: Synthesis Energy Systems, Inc.

1. The undersigned hereby elects to purchase _______ shares of Common Stock (“Stock”) of Synthesis Energy Systems, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and (check the applicable box):

[_] tenders by means of a cash payment herewith payment in full of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

[_] elects the net exercise option pursuant to Section 2(a) of the Warrant, and accordingly requests delivery of a net of ______________ of such securities.

2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the shares of Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

3. The undersigned understands that the shares of Stock are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE ISSUER WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION COVERING SUCH SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any legend required by applicable state law.

5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:

__________________________________

[Name]

Executed on                                                                                       (date)

By:

Name:

Title (if applicable):

Federal Tax ID or Social Security No.: